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                                                                       Exhibit 8


                               EXCHANGE AGREEMENT

     This Exchange Agreement (herein so called) is entered into as of this 4th day of November, 1994, between Citicorp Venture Capital Ltd., a New York corporation ("CVC") and Chase Brass Industries, Inc., a Delaware Corporation (the "Company").

     WHEREAS, CVC owns certain shares of common stock, par value $.01 per share ("Common Stock") of the Company; and

     WHEREAS, the Company and CVC desire to provide terms pursuant to which CVC may from time to time exchange shares of Common Stock for shares of nonvoting common stock par value $.01 per share ("Nonvoting Common Stock"), of the Company as a condition to CVC's agreement as a stockholder of the corporation to certain actions taken by the Company to enable the Company to effect its initial public offering of Common Stock.

     NOW, THEREFORE, in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

     1.   Exchange. CVC from time to time may exchange all or any portion of
          --------
          shares of Common Stock held of record by CVC on a share-for-share basis for shares of Common Stock. CVC shall effect an exchange of shares of Common Stock for shares of Nonvoting Common Stock by delivering to the Company a Request for Exchange in the form attached here as Exhibit A, together with stock certificates
                  ---------
          representing at least the number of shares of Common Stock requested to be exchanged for shares of Nonvoting Common Stock (if such shares of Common Stock are represented by certificates) duly endorsed for transfer to the Company and such other documents as any officer of the Company shall deem appropriate or necessary to evidence such exchange, all in form and substance acceptable to the Company. The rights of CVC to exchange shares of Common Stock for shares of Nonvoting Common Stock pursuant to this Exchange Agreement shall at all times be subject to the availability of authorized shares of Nonvoting Common Stock available for such exchange; provided, that the Company shall reserve a minimum of 4,100,079 shares of Nonvoting Common Stock for issuance to CVC in exchange for Common Stock pursuant to this Exchange Agreement until such number shall have been depleted by such exchanges for CVC.

     2.   Issuance of Shares of Nonvoting Common Stock. Upon receipt of a
          --------------------------------------------
          Request for Exchange, together with the appropriate stock certificates (if applicable) and such other documentation as shall have been requested by the Company, the Company shall issue in the name of CVC one share of Nonvoting Common Stock for each share of Common Stock requested to be exchanged into Nonvoting Common Stock or shall instruct the transfer agent for the Common Stock to so issue shares of Nonvoting Common Stock, as appropriate. If the certificates delivered representing shares of Common Stock to be exchanged for shares of Nonvoting Common Stock represent a greater number of shares of Common Stock than the
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          number for which such exchange has been requested, the Company will
          (or instruct its transfer agent to) reissue in the name of CVC a new stock certificate representing the number of shares of Common Stock which have not been so exchanged.

     3.   Terms of Nonvoting Common Stock. Each of CVC and the Company
          -------------------------------
          acknowledges and agrees that all shares of Nonvoting Common Stock issued pursuant to this Exchange Agreement shall be subject to the terms and conditions as set forth in the Company's Certificate of Incorporation, as in effect on the date hereof as hereafter may be amended from time to time. In addition, CVC acknowledges that the Nonvoting Common Stock has not been approved for listing on any national securities exchange of any over-the-counter markets and that there generally will not be any market for the Nonvoting Common Stock.

     4.   Transfer of Nonvoting Common Stock. CVC agrees that, prior to
          ----------------------------------
          transferring, assigning or otherwise hypothecating any shares of Nonvoting Common Stock, other than to an affiliate of CVC whose ownership of Common Stock would be aggregated with CVC's ownership of Common Stock or otherwise would be subject to the provisions of the Small Business Investment Act of 1958, as amended, or the Bank Holding Company Act of 1956, as amended, CVC will convert all shares of Nonvoting Common Stock to be so transferred, assigned or hypothecated into shares of Common Stock in accordance with the terms of the Company's Certificate of Incorporation; provided, however, that CVC may pledge shares of Nonvoting Common Stock provided that the pledgee agrees to be bound by the terms of this Section 4 with respect to the shares of Nonvoting Common Stock so pledged.

     5.   Legends. CVC acknowledges and agrees that each certificate issued
          -------
          pursuant to this Agreement evidencing shares of Nonvoting Common Stock (and, if applicable, shares of Common Stock) shall bear legends substantially identical to those legends appearing on certificates of Common Stock surrendered upon a new request for an exchange, together with such other legends as the Company may deem necessary or appropriate to evidence the restrictions applicable to the shares of Nonvoting Common Stock and the application of the provisions of this Agreement, including without limitation the following legends:

          THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SHARE MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED, OR OTHERWISE DISPOSED OF UNTIL THE HOLDER HEREOF PROVIDES EVIDENCE SATISFACTORY TO THE ISSUER (WHICH, IN THE DISCRETION OF THE ISSUER, MAY INCLUDE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER, OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL OR STATE LAWS.

                                      -2-
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          THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE
          TERMS OF AN EXCHANGE AGREEMENT DATED __________ 1994, BETWEEN THE ISSUER AND THE HOLDER OF THIS CERTIFICATE, WHICH EXCHANGE AGREEMENT CONTAINS CERTAIN RESTRICTIONS ON THE TRANSFER, SALE OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE. A COPY OF SUCH EXCHANGE AGREEMENT IS AVAILABLE FOR REVIEW BY THE REGISTERED HOLDER OF THIS CERTIFICATE AT THE ISSUER'S PRINCIPAL EXECUTIVE OFFICE.

     IN WITNESS WHEREOF, the parties hereby executed this Agreement to be effective as of the date set forth above.

                              CITICORP VENTURE CAPITAL, LTD.



                              By:   /s/ Thomas F. McWilliams
                                    ------------------------
                                    Thomas F. McWilliams


                              CHASE BRASS INDUSTRIES, INC.



                              By:   /s/ Martin V. Alonzo
                                    --------------------
                                    Martin V. Alonzo
                                    Chief Executive Officer and
                                    Chairman of the Board



                                      -3-
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                                   EXHIBIT A
                                   ---------

                              REQUEST FOR EXCHANGE

     Citicorp Venture Capital, Ltd., a New York corporation ("CVC") hereby requests that __________ shares ("Surrendered Shares") of Common Stock, par value $.01 per shares ("Common Stock"), of Chase Brass Industries, Inc., a Delaware corporation, (the "Company"), issued in the name of CVC [and represented by certificate nos. __________] on the books and records of the Company be exchanged on a share-for-share basis for the same number of shares of Nonvoting Common Stock, par value $.01 per share ("Nonvoting Common Stock"), of the Company in accordance with the terms of that certain Exchange Agreement dated __________, 1994, between CVC and the Company.

     CVC represents and warrants to the Company that CVC has good and legal title to the Surrendered Shares, free and clear of any and all liens and encumbrances of any kind, and that the Surrendered Shares have not been pledged or otherwise transferred or hypothecated by CVC and CVC has the authority to effect the exchange of the Surrendered Shares in accordance with the terms of the Exchange Agreement and this Request for Exchange.

     In consideration of the exchange herein requested, CVC hereby transfers and assigns to the Company the Surrendered Shares and does hereby irrevocably appoint __________ attorney to transfer the Surrendered Shares to the Company with full power of substitution.

                              CITICORP VENTURE CAPITAL, LTD.



                              By:
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